Exhibit 99.3

TANGOE APPOINTS JAY ZAGER AS INTERIM CFO

ORANGE, Conn. April 25, 2016 - Tangoe, Inc. (NASDAQ: TNGO) (“Tangoe” or the “Company”), a leading global provider of IT Expense Management (ITEM) software and related services, today announced that Jay Zager will assume responsibility as the company’s interim Chief Financial Officer, effective immediately, while the Company undertakes a search process for a permanent chief financial officer.  Separately, Tangoe announced the departure of Gary Martino, former Chief Financial Officer of Tangoe. Mr. Martino resigned at the request of the Board, effective April 22, 2016.

The Board has initiated a disciplined search process for a permanent candidate and has engaged executive search firm Spencer Stuart in order to complete this process as expeditiously as possible.

On March 7, 2016, the Company announced that it will restate its financial statements for the years 2013 and 2014, all quarters therein, and the first three quarters of 2015, and that investors should no longer rely upon the Company’s previously released financial statements for these time periods and all related reports and communications.  That announcement was made based on information obtained from a review by the Company’s Audit Committee of the Company’s accounting and financial reporting.  That review is continuing.  The review has not identified additional accounting errors that the Company believes would materially change the aggregate size of the errors described on March 7, 2016.  Because the review is ongoing, and because extensive audit procedures also are ongoing, there can be no assurance that additional errors will not be identified, and any such errors could be material.  Although the Company cannot at this time estimate when it will complete the restatement and file its restated financial statements and its Form 10-K for the year ended December 31, 2015, it is diligently pursuing completion of the restatement and intends to file the Form 10-K as soon as reasonably practicable

Mr. Zager has over thirty years of financial and operational experience, including numerous CFO positions, most recently as Executive Vice President and Chief Financial Officer of Axcelis Technologies (ACLS), from which he retired in 2013. Prior to this role, Mr. Zanger served as Executive Vice President and Chief Financial Officer at 3Com Corporation. Mr. Zager holds a Masters of Science degree in Finance and Strategic Planning from MIT Sloan School of Management, and a Bachelors of Science degree in Operations Research from Massachusetts Institute of Technology.

“With his background, Jay Zager is well positioned to lead Tangoe’s financial organization as we undergo the search process for a permanent CFO. We are pleased to have him on board,” said Tangoe CEO Al Subbloie.

About Tangoe

Tangoe (NASDAQ:TNGO) is a leading global provider of IT Expense Management software and services to a wide range of global enterprises and service providers. The Matrix is Tangoe’s technology and services platform designed to help companies transform the management of IT assets, services, expenses, and usage to create business value, increase efficiency, and deliver a positive impact to the bottom line.

Tangoe is a registered trademark of Tangoe, Inc.

Forward-looking statements

Except for statements of historical fact, the matters discussed herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations. The words “estimates”, “expects” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding the Company’s intent to restate its prior financial statements and the estimated adjustments of the restated financials, involve risks and uncertainties which may cause actual results to differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the risk that additional information may arise from the Company’s and its audit committee’s internal review, the risk that the process of preparing and auditing the restated financial statements or other subsequent events would require the Company to make additional adjustments and the time and effort required to complete the restatement of its financial statements, as well as other risks described more fully in the Company’s filings with the SEC. Forward-looking statements reflect management’s analysis as of the date hereof. The Company does not undertake to revise these statements to reflect subsequent developments.

Investor Contact:

Seth Potter

ICR, Inc.

646.277.1230

investor.relations@tangoe.com

Media Contact:

Shannon Cortina

Tangoe, Inc.

732.637.2010

shannon.cortina@tangoe.com